UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2005

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communciations pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment to Change in Control Agreement

On November 17, 2005, the Company's Board of Directors approved a revised Change in Control Agreement to be entered into between the Company and its Section 16b officers. A copy of the Change in Control Agreement is attached hereto as Exhibit 99.01.

Separation Agreement

On November 18, 2005, the Company entered into a separation agreement with Russell W. Bell, a Company executive and former Vice President of Marketing. Under this agreement, Mr. Bell's last day of employment with the Company will be December 31, 2005, at which time he will cease to be an employee or officer of the Company. Mr. Bell will receive a severance payment equal to six months of salary and COBRA premiums for the six month period. Mr. Bell has provided a customary release and other covenants to the Company in connection with the termination of his employment. For more complete information, you are referred to the full text of this agreement which is attached to this Form 8-K as exhibit 99.02.

Special Bonus Program

On November 21, 2005, the Company entered into a letter agreement with Vice President of Worldwide Sales, Brad Holtzinger, regarding his base salary, his participation in the Performance-based Bonus Program for Executives and a special bonus program for him as the Vice President of Worldwide Sales. A copy of the letter agreement is attached hereto as Exhibit 99.03.

Item 9.01.   Financial Statements and Exhibits.

(c)       Exhibits

             99.01    Change in Control Agreement

             99.02    Separation Agreement

             99.03    Special Bonus Program Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2005

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ KEVIN C. EICHLER
Kevin C. Eichler
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Change in Control Agreement
99.02	Separation Agreement
99.03	Special Bonus Program Letter Agreement